UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 17, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

600 Madison Avenue, Suite 1601

New York, NY 10022-1737

(Address of principal executive offices and zip code)

(302) 355-0650

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On June 17, 2020, iBio, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with UBS Securities LLC, as sales agent (the “Sales Agent”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock, par value $0.001 per share, through the Sales Agent. Sales of shares of common stock made pursuant to the Equity Distribution Agreement, if any, will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-236735) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (“SEC”), the base prospectus, dated March 19, 2020, filed as part of such Registration Statement, and the prospectus supplement, dated June 17, 2020, as will be filed by the Company with the SEC (the “Prospectus Supplement”), for the sale of up to $45,000,000 of shares of the Company’s common stock.

Sales of the shares, if any, will be made by means of ordinary brokers’ transactions at prevailing market prices at the time of sale, or as otherwise agreed with the Sales Agent. The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Company is not obligated to make any sales of common stock under the Equity Distribution Agreement and the Company cannot provide any assurances that it will issue any shares pursuant to the Equity Distribution Agreement. The Company currently intends to use the net proceeds of this offering, if any, for operating costs, including working capital and other general corporate purposes.

The Company will pay a commission rate of up to 3.0% of the gross sales price per share sold and has agreed to reimburse the Sales Agent for the reasonable fees and disbursements of its counsel, in connection with entering into the Equity Distribution Agreement, in an amount not to exceed $50,000, in addition to certain ongoing fees and disbursements of its counsel. The Equity Distribution Agreement contains customary representations, warranties and agreements and other obligations of the parties and termination provisions. The Company has also agreed pursuant to the Equity Distribution Agreement to provide  the Sales Agent with customary indemnification and contribution rights.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Equity Distribution Agreement and the Prospectus Supplement is also filed herewith as Exhibit 5.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated June 17 2020, by and between iBio, Inc. and UBS Securities, LLC
5.1	Opinion of Gracin & Marlow, LLP
23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: June 17, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer and Executive Co-Chairman